SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest event reported): October 10, 2001

                         Commission File Number:0-17821

                             ALLION HEALTHCARE, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

                DELAWARE                              11-2962027
                --------                              ----------
       (State or other jurisdiction of              (I.R.S.Employer
        incorporation or organization)            Identification No.)

           33 WALT WHITMAN ROAD, SUITE 200A  HUNTINGTON STATION, NY 11746
           --------------------------------------------------------------
      (Address of principal executive offices)            (Zip Code)

    Registrant's telephone number, including area code...(631) 547-6520
                                                         --------------

                            ITEM 5. OTHER EVENTS

As we have previously reported, we have entered into an agreement to acquire a retail pharmacy business operating in the state of New York from Prescripticare, L.L.C. This division, Specialty Care Pharmacy Division ("SCPD") fills individual patient specific specialty oral and injectable prescription medications and biopharmaceuticals. This transaction will be sometimes referred to as the "Asset Purchase." In connection with the Asset Purchase, we are providing the following financial information.

A. Unaudited Pro Forma Condensed Financial Statements of Allion Healthcare, Inc., and SCPD as of June 30, 2001 and for the six months ended June 30, 2001 and year ended December 31, 2000.
B. Audited Financial Statements of SCPD as of and for the year ended December 31, 2000 and for the period from March 25, 1999 to December 31, 1999; and
C. Unaudited Interim Financial Statements of SCPD for the six month periods ended June 30, 2001 and 2000

The Asset Purchase was subject to numerous closing conditions, all of which have been satisfied.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Consideration to be provided by Allion Healthcare, Inc. ("Allion") in the Asset Purchase is $900,000, $600,000 of which was payable at the closing and the remainder of which is payable in $100,000 installments each month for three months following the closing. This consideration will be allocated to the tangible and identifiable intangible assets acquired according to their respective fair values at the closing of the transaction.

On September 24, 2001, Allion sold certain assets acquired from SCPD for $ 175,000.

The unaudited pro forma statements of operations of Allion for the six months ended June 30, 2001 and the year ended December 31, 2000, give effect to (i) the Asset Purchase applying the purchase method of accounting, (ii) certain adjustments that are directly attributable to the Asset Purchase as if the transaction was consummated as of January 1, 2000 and (iii) the subsequent sale of certain assets acquired from SCPD.

The unaudited pro forma condensed balance sheet as of June 30, 2001 is presented as if the asset purchase and sale of certain assets acquired had occurred on June 30, 2001.

In the opinion of Allion and SCPD management, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Asset Purchase and sale of certain assets been consummated as of the dates indicated or of the results that may be obtained in the future.

These unaudited pro forma condensed financial statements and notes thereto should be read in conjunction with the Allion consolidated financial statements and the notes thereto as of and for the year ended December 31, 2000 and the Allion consolidated financial statements and the notes thereto for the six month period ended June 30, 2001.

PROFORMA BALANCE SHEET (UNAUDITED)



                             ALLION HEALTHCARE, INC.
                 PRO FORMA CONDENSED CONSOLDIATED BALANCE SHEET
                                  JUNE 30, 2001
                                  -------------

ASSETS                    HISTORICAL
------                --------------------   PRO FORMA                   SALE OF
                       ALLION      SCPD     ADJUSTMENTS     SUBTOTAL      ASSETS        PRO FORMA
                       ------      ----     -----------     --------      ------        ---------
Current Assets:
Cash and cash
 equivalents         $1,221,359  $  12,171  $  (12,171)(3) $  621,359   $ 175,000(4)   $   796,359
                                              (600,000)(2)
Accounts receivable,
  net                 1,056,287  1,619,618  (1,619,618)(3)  1,056,287         -          1,056,287
Inventories             106,695    429,703      -             536,398    (150,000)(4)      386,398
Prepaid expenses and
 other current assets    21,893     26,000     (26,000)(3)     21,893         -             21,893
                     ---------- ---------- ------------    ----------  -------------   -----------
  Total current
   Assets             2,406,234  2,087,492  (2,257,789)     2,235,937      25,000        2,260,937
PROPERTY AND EQUIPMENT,
  net                    54,033     59,777         -          113,810         -            113,810
OTHER INTANGIBLES         -          -         410,520(3)     410,520    (103,000)(4)      307,520
OTHER                   170,802     12,092     (12,092)(3)    170,802         -            170,802
                     ---------- ---------  -------------   ----------  -------------  ------------
                    $ 2,631,069 $2,159,361 $(1,859,361)   $ 2,931,069  $  (78,000)    $  2,853,069
                      ========= ========== =============   ==========  =============  ============


LIABILITES AND STOCKHOLDERS' EQUITY
-----------------------------------
Current liabilites:
Accounts payable and
other accrued
 expenses           $ 1,257,228 $1,688,312 $(1,688,312)(2) $1,257,228  $      -        $ 1,257,228
Note payable          1,500,000       -        300,000      1,800,000         -          1,800,000
                     ---------- ---------  -------------   ----------  -------------  ------------
 Total current
    liabilities       2,757,228  1,688,312  (1,388,312)     3,057,228         -          3,057,228
                     ---------- ---------  -------------   ----------  -------------  ------------

Due to parent             -      1,265,101  (1,265,101)(3)     -             -             -

Stockholders' Equity:
Divisional Deficit        -       (794,052)    794,052(3)     -              -             -
Convertible preferred
 Stock,$.01 par value;
 Shares authorized
 5,000,000; issued and
 outstanding 845,834      8,458       -             -           8,458        -               8,458
Common stock,$.01 par
 value,shares authorized
 15,000,000; issued and
 outstanding 3,100,000   31,000       -             -          31,000        -              31,000
Additional paid-in
  Capital             3,137,944       -             -       3,137,944        -           3,137,944
Accumulated deficit  (3,303,561)      -             -      (3,303,561)  (78,000)(4)     (3,381,561)
                     ---------- ---------  -------------   ----------  -------------  ------------
                       (126,159)  (794,052)    794,052       (126,519)  (78,000)          (204,159)
                     ---------- ---------  -------------   ----------  -------------  ------------
                    $2,631,069  $2,159,361  $(1,859,361)    $2,931,069 $ (78,000)      $  2,853,069
                    ==========  ==========  ============ ============ ==========       ===========

3





 See accompanying notes to pro forma condensed consolidated financial statements

PROFORMA STATEMENT OF OPERATIONS (UNAUDITED)





                             ALLION HEALTHCARE, INC.
            PRO FORMA CONDENSED CONSOLDIATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2001
                         ------------------------------


                                      HISTORICAL
                                 ---------------------       PRO FORMA                          SALE OF
                                ALLION             SCPD     ADJUSTMENTS          SUBTOTAL        ASSETS          PRO FORMA
                                ------             ----     -----------          --------        ------          ---------

NET SALES ................   $ 5,595,938       $ 6,121,042    $    --         $ 11,716,980    $(1,530,261)(4)   $ 10,186,719
COST OF GOODS SOLD .......     4,699,418         5,284,049         --            9,983,467     (1,321,013)(4)      8,662,454
                             -----------       -----------    ---------       ------------    -----------       ------------
       Gross profit ......       896,520           836,993         --            1,733,513       (209,248)         1,524,265

OPERATING EXPENSES:
 Selling, general
 and administrative ......                                                                        (10,250)
 expenses ................     1,365,541           698,080       41,000(3)       2,104,621        (41,026)         2,053,345
                             -----------       -----------    ---------       ------------    -----------       ------------
 (Loss)Income
   from operations .......      (469,021)          138,913      (41,000)          (371,108)      (157,972)          (529,080)

INTEREST EXPENSE .........       (59,364)         (121,634)     121,634(3)         (59,364)          --              (59,364)
                             -----------       -----------    ---------       ------------    -----------       ------------

(LOSS) INCOME BEFORE
 INCOME TAXES ............      (528,385)           17,279       80,634           (430,472)      (157,972)          (588,444)

INCOME TAXES .............         8,096              --           --                8,096           --                8,096
                             -----------       -----------    ---------       ------------    -----------       ------------

NET (LOSS)INCOME .........   $  (536,481)      $    17,279    $  80,634       $   (438,568)   $  (157,972)      $   (596,540)
                             ===========       ===========    =========       ============    ===========       ============

BASIC AND DILUTED LOSS
 PER COMMON SHARE ........   $      (.17)                                                                       $       (.19)
                             ===========                                                                        ============


BASIC AND DILUTED WEIGHTED
AVERAGE NUMBER OF
SHARES OUTSTANDING .......     3,100,000                                                                           3,100,000
                              ==========                                                                        =============



 See accompanying notes to pro forma condensed consolidated financial statements




                             ALLION HEALTHCARE, INC.
            PRO FORMA CONDENSED CONSOLDIATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000


                            HISTORICAL
                       --------------------  PRO FORMA                 SALE OF
                       ALLION      SCPD     ADJUSTMENTS   SUBTOTAL      ASSETS        PRO FORMA
                       ------      ----     -----------   --------      ------        ---------

NET SALES            $9,167,587 $10,622,463 $    -       $19,790,050 $(2,443,167)(4) $17,346,883
COST OF GOODS SOLD    7,658,984   9,174,089      -        16,833,073  (2,110,041)(4)  14,723,032
                      ---------   ---------  ---------- ------------- -----------    -----------
       Gross profit   1,508,603   1,448,374      -         2,956,977    (333,126)      2,623,851

OPERATING EXPENSES:
 Selling, general
 and administrative                                                      (20,500) (4)
 expenses             2,415,531   2,080,717     82,000(3)  4,578,248     (60,016)      4,497,732
                      ---------  ----------   -----------  ----------  ----------      ---------
  Income (loss)
   from operations     (906,928)   (632,343)   (82,000)   (1,621,271)   (252,610)     (1,873,881)
                      ----------  ---------- ------------ -----------  ----------     -----------

OTHER:
    Interest expense   (306,591)   (111,730)   111,730      (306,591)        -          (306,591)
    Other income, net    72,948        -           -          72,948         -            72,948
                      ----------   ---------   ----------- -----------  -----------     ---------
      Total other
        expense        (233,643)   (111,730)   111,730      (233,643)        -          (233,643)
                      ----------   ---------- ----------- ------------  ------------   ----------

LOSS BEFORE INCOME
 TAX BENEFIT         (1,140,571)   (744,073)    29,730    (1,854,914)   (252,610)     (2,107,524)

INCOME TAX BENEFIT     (129,632)       -          -         (129,632)       -           (129,632)
                      -----------   --------   --------  ------------   ----------     -----------

LOSS FROM CONTINUING
OPERATIONS          $(1,010,939)  $(744,073)  $ 29,730   $(1,725,282)  $(252,610)    $(1,977,892)
                     ============= =========  =========   ============  ==========    ===========

BASIC AND DILUTED LOSS
 PER COMMON SHARE   $      (.33)                                                      $    (.64)
                       =========                                                      ===========


BASIC AND DILUTED WEIGHTED
AVERAGE NUMBER OF
SHARES OUTSTANDING    3,096,813                                                        3,096,813
                      =========                                                       ===========


 See accompanying notes to pro forma condensed consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

(1) BASIS OF PRESENTATION

The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma condensed financial statements. Under this method of accounting, the purchase consideration is allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values. For purposes of the unaudited pro forma condensed consolidated financial statements, the preliminary fair values of SCPD's assets were estimated by SCPD's and Allion's management. The final allocation of the purchase price will be determined after the completion of the Asset Purchase and will be based on appraisals and a comprehensive final evaluation of tangible and identifiable intangible assets acquired (including their estimated useful lives). For the purposes of pro forma adjustments, SCPD has adopted Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Intangible Assets."

(2) CONSIDERATION

Pursuant to the Purchase Agreement, Prescripticare,L.L.C. will receive $900,000, $600,000 of which was payable at the closing and the remainder of which is payable in $ 100,000 installments each month for three months following the closing.

(3) ASSET PURCHASE

The preliminary allocation to the assets purchased is as follows:

                 Inventory                  $ 430,000
                 Property and equipment        59,000
                 Contracts/Customer Lists     411,000
                                            ---------
                 Total consideration        $ 900,000
                                            =========

All SCPD assets not included above ( including cash and cash equivalents, accounts receivable and other assets) are removed in preparation of the unaudited pro forma condensed consolidated financial statements because they are not being acquired by Allion. In addition, all SCPD liabilities are removed in preparation of the unaudited pro forma condensed consolidated financial statements because such liabilities are not being assumed by Allion.

Incremental amortization expense of the increase in net book value of identifiable intangible assets acquired.

                  Twelve months amortization  $ 21,000
                                              ========
                  six months amortization     $ 10,000
                                              ========

The above pro forma adjustments are based on preliminary estimates. The final allocation of the purchase price will be determined after the completion of the Asset Purchase and will be based on appraisals and a comprehensive final evaluation of the fair value of Prescripticare's tangible and identifiable assets acquired at the time of the asset purchase.

Interest expense related to loans from SCPD's parent have been eliminated as Allion is not assuming any liabilities of SCPD.

Allion believes that the intangible assets acquired from Prescripticare, L.L.C included in the five year category are comprised principally of contracts and customer lists. In addition, Allion intends to continue to expand the combined company's existing lines of business, develop new businesses by leveraging the products of SCPD and take advantage of synergies that exist between Allion and SCPD. Allion believes that it will benefit from the asset purchase for an indeterminable period of time of at least five years and, therefore, a five-year amortization period is appropriate for purchase of the contracts and customer lists.

(4) SALE OF CERTAIN ASSETS

The pro forma financial statements also include adjustments to record the sale of certain assets acquired from SCPD subsequent to the SCPD asset purchase. The condensed consolidated pro forma statements of operations include adjustments to eliminate the revenues and certain direct costs and amortization of intangible assets allocated to the sale of certain assets.

The estimated gain on the sale of certain assets is not reflected in the condensed consolidated pro forma statements of operations, as it will not have a continuing impact on the combined companies' future operations. The gain on the sale is reflected in the pro forma adjusted accumulated deficit.

The preceding unaudited pro forma condensed financial statements do not include any pro forma adjustments for the following:

A. Any operating efficiencies and cost savings that may be achieved with respect to the combined companies.

B. Upon closing of the Asset Purchase, the combined companies may incur integration related expenses as a result of the elimination of duplicate facilities and functions, operational realignment and related workforce reductions. Such SCPD costs would generally be recognized as a liability assumed as of the Asset Purchase date resulting in goodwill while Allion related costs would be recognized as an expense through the statements of operations.

        INDEX TO PRESCRIPTICARE, L.L.C.-SPECIALTY PHARMACY DIVISION FINANCIAL STATEMENTS

A. Financial Statements of Prescripticare, L.L.C. - Specialty Pharmacy Division for the year ended December 31, 2000 and for the period from March 25, 1999 to December 31, 1999

        Report of Independent Accountants                       F-2

        Balance Sheets                                          F-3

        Statements of Operations                                F-4

        Statements of Cash Flows                                F-5

        Notes to Financial Statements                       F-5 - F-8

                        REPORT OF INDEPENDENT ACCOUNTANTS

      To the Board of Directors and Members of Prescripticare, L.L.C.

           We have audited the balance sheet of Prescripticare LLC-Specialty Care Pharmacy Division as of December 31, 2000 and the related results of operations and cash flows for the year ended December 31, 2000 and for the period from March 25, 1999 to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prescripticare, L.L.C. - Specialty Care Pharmacy Division as of December 31, 2000 and the results of its operations and its cash flows for the year ended December 31, 2000 and for the period from March 25, 1999 to December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

                                                   HOLTZ RUBENSTEIN & CO., LLP
      Melville, New York
      October 8, 2001



                      PRESCRIPTICARE, L.L.C.-SPECIALTY CARE
                                PHARMACY DIVISION
                                 BALANCE SHEETS

         ASSETS                                     December 31,    June 30,
         ------                                         2000         2001
                                                   ------------  ------------
                                                                  (Unaudited)
CURRENT ASSETS:
 Cash and cash equivalents                         $   125,827    $    12,171
 Accounts receivable, net of allowance for
 doubtful accounts of $775,000 and $891,000
 as of December 31, 2000 and June 30, 2001,
   respectively                                      1,252,101      1,619,618
 Inventories                                           522,156        429,703
 Prepaid expenses and other current assets               7,290         26,000
                                                   -----------    -----------
           Total current assets                      1,907,374      2,087,492

PROPERTY AND EQUIPMENT, net                             69,220         59,777
OTHER                                                   11,367         12,092
                                                   -----------    -----------
TOTAL ASSETS                                       $ 1,987,961    $ 2,159,361
                                                   ===========    ===========



              LIABILITIES AND DIVISIONAL DEFICIT
              ----------------------------------

CURRENT LIABILITIES:
 Accounts payable and other accrued expenses       $ 1,531,606    $ 1,688,312
                                                   -----------    -----------

DUE TO PARENT                                        1,267,686      1,265,101
                                                   -----------    -----------

DIVISIONAL DEFICIT                                    (811,331)      (794,052)
                                                   -----------    -----------

    TOTAL LIABILITIES AND DIVISIONAL DEFICIT       $ 1,987,961    $ 2,159,361
                                                   ===========    ===========









                       See notes to financial statements.


                      PRESCRIPTICARE, L.L.C.-SPECIALTY CARE
                                PHARMACY DIVISION
                       STATEMENTS OF REVENUES AND EXPENSES


                                                Period from
                                               March 25, 1999
                                  Year Ended        to               Six Months Ended
                                 December 31,  December 31,               June 30
                                                                     ------------------
                                     2000           1999              2001          2000
                                  -----------    ----------       -----------    ----------
                                                                   (Unaudited)  (Unaudited)

REVENUES, net                     $10,622,463    $2,606,818       $6,121,042    $ 4,788,267

COSTS AND EXPENSES:
  Cost of revenues                  9,174,089     2,282,809        5,284,049      4,516,185
  Selling, general and
   administrative expenses          2,080,717       372,806          698,080        582,679
  Interest expense                    111,730        18,461          121,634         31,952
                                   -----------    -----------      ---------      ----------
                                   11,366,536     2,674,076        6,103,763      5,130,816
                                  -----------    -----------      ----------      ----------


EXCESS OF (EXPENSES OVER REVENUES)/
  REVENUES OVER EXPENSES         $  (744,073)    $ (67,258)         $ 17,279     $(342,549)
                                 ============    ===========      ==========     ===========







                       See notes to financial statements.


                     PRESCRIPTICARE, L.L.C. - SPECIALTY CARE
                                PHARMACY DIVISION
                            STATEMENTS OF CASH FLOWS



                                                                      Period from
                                                                     March 25, 1999
                                                         Year Ended        to                   Six Months Ended
                                                         December 31,  December 31,                  June 30,
  OPERATING ACTIVITIES:                                     2000          1999               2001               2000
                                                        ------------  -------------       ----------          --------
                                                                                         (Unaudited)         (Unaudited)

  Net (loss) income                                     $  (744,073)   $ (67,258)        $  17,279           $(342,549)
   Adjustments to reconcile net (loss) income to
    net cash used in operating activities:
    Depreciation and amortization                            21,021        6,638            12,237               8,866
    Provision for doubtful accounts                         774,173         --             116,000             383,676
  Changes in operating assets and liabilities:
    Accounts receivable                                  (1,493,627)    (532,648)         (483,517)         (1,111,048)
    Inventory                                              (213,071)    (309,085)           92,453             (25,220)
    Prepaid expenses and other assets                        (6,425)     (12,231)          (19,436)            ( 2,769)
    Accounts payable and accrued expenses                   947,399      584,208           156,706             179,465
                                                        ------------   ----------        ----------          -----------
     Net cash used in operating activities                 (714,603)    (330,376)         (108,278)           (909,579)
                                                        ------------   ----------        ----------          -----------

  INVESTING ACTIVITIES:
     Purchase of property and equipment                     (63,038)     (33,842)           (2,794)            (24,840)
                                                        ------------   ----------        ----------          -----------
    Net cash used in investing activities                   (63,038)     (33,842)           (2,794)            (24,840)
                                                        ------------   ----------        ----------          -----------

  FINANCING ACTIVITIES:
     Due to parent                                          850,704      416,982            (2,584)            882,959
                                                        ------------   ----------        ----------          -----------
    Net cash provided by (used in)
        financing activities                                850,704      416,982            (2,584)            882,959
                                                        ------------   ----------        ----------          -----------
NET INCREASE (DECREASE)IN CASH AND CASH EQUIVALENTS          73,063       52,764          (113,656)            (51,460)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD               52,764         --             125,827              52,764
                                                        ------------   ----------        ----------          -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                $   125,827    $  52,764         $  12,171           $   1,304
                                                        ============   ==========        ==========          ===========




                 See notes to consolidated financial statements.

               PRESCRIPTICARE, L.L.C.- SPECIALTY PHARMACY DIVISION

                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000,
                       FOR THE PERIOD FROM MARCH 25, 1999
                        TO DECEMBER 31, 1999 AND FOR THE
                   SIX MONTHS ENDED JUNE 30, 2001 (UNAUDITED)
                          AND JUNE 30, 2000 (UNAUDITED)

NOTE 1. BASIS OF PRESENTATION

           Specialty Care Pharmacy Division ("SCPD") (the "Company") is a division of Prescripticare, L.L.C.("Prescripticare"), which distributes specialty prescription medication services. Prescripticare began SCPD in March 1999 to expand its distribution services into the New York Area.

           The accompanying financial statements reflect the financial position and results of operations of SCPD on a historical cost basis and include certain allocations of Prescripticare expenses as discussed in Note 4. During the periods covered by the statements of revenues and expenses, SCPD was operated as an integral part of Prescripticare's overall operations and separate financial statements were not prepared for the SCPD business.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS. The Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

INVENTORIES. Inventories consist entirely of pharmaceuticals. Inventories are recorded at lower of cost or market, cost being determined on a first-in, first-out ("FIFO") basis.

PROPERTY AND EQUIPMENT. Property and equipment are stated at cost and are depreciated over their estimated useful lives of the related assets. Depreciation is computed principally on the straight-line method.

USE OF ESTIMATES BY MANAGEMENT. The preparation of the Company's financial statements in conformity with generally accepted accounting principles require the Company's management to make certain estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Such estimates primarily relate to accounts receivable and inventory. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS. The unaudited financial statements for the six months ended June 30, 2001 and 2000 reflect all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary for a fair statement of the results for the period. The results of operations are not necessarily indicative of the results expected for the fiscal year.

INCOME TAXES. Prescripticare is organized as a Limited Liability Company ("LLC"). An LLC is treated as a partnership for Federal and state income tax purposes. Accordingly, the taxable income of the Company is taxable to its members, who are responsible for the payment of income taxes in their respective returns.

REVENUE RECOGNITION. Revenue from product sales is recognized when the related goods are shipped and all significant obligations of the Company have been satisfied.

PROVISION FOR ESTIMATED UNCOLLECTABLE ACCOUNTS. Management regularly reviews the collectability of accounts receivable by tracking collection and write-off activity. Estimated write-off percentages are then applied to each aging category by payor classification to determine the allowance for estimated uncollectable accounts. The allowance for estimated uncollectable accounts is adjusted as needed to reflect current collection, write-off and other trends, including changes in assessment of realizable value. The Company recorded a provision for uncollectable accounts for the year ended December 31, 2000 and for the period from March 25, 1999 to December 31, 1999 approximating $775,000 and $ - and $116,000 and $383,000 for the six months ended June 30, 2001 and 2000, respectively. The provision is included in selling, general and administrative expenses.

NOTE 3.    PROPERTY AND EQUIPMENT

           Property and equipment consisted of the following:

                                                DECEMBER 31,     JUNE 30,
                                               ---------------------------
                                                   2000            2001
                                               ----------------------------
                                                               (Unaudited)
           Furniture and fixtures               $ 15,128         $ 15,128
           Machinery and equipment                63,452           65,382
           Leasehold improvements                  9,169           10,033
           Delivery Vehicle                        9,130            9,130
                                               ---------          ---------
                                                  96,879           99,673
           Less accumulated depreciation
             and Amortization                    (27,659)         (39,896)
                                                --------          --------
           Property and equipment, net          $ 69,220         $ 59,777
                                                 =======           ======

           Depreciation of property and equipment for the year ended December 31, 2000 and for the period from March 25, 1999 to December 31, 1999 approximated $22,000 and $7,000 and $12,000 and $9,000 for the six months ended June 30, 2001 and 2000, respectively.

NOTE 4.  COSTS AND EXPENSES

Allocations of costs between the Company and other operations of Prescripticare are based on identifiable costs and other methods. All costs incurred by Prescripticare which are considered by management to be costs incurred as a result of operating the Company are recorded in the accompanying financial statements. Management believes that the cost allocations from Prescripticare represent a reasonable allocation of expenses to the Company. The amounts that would have or will be incurred on a separate company basis could differ from the amounts allocated due to economies of scale realized by Prescripticare and differences in management techniques and organization, which may require more or less employees, related systems and expenses.

NOTE 5.  CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

           The concentration of credit risk in the Company's accounts receivable is mitigated by the large number of customers and by ongoing credit evaluations performed by the Company.

           For the year ended December 31, 2000 and for the period from March 25, 1999 to December 31, 1999 revenues from Medicaid and Aids Drug Assistance Program approximated $7,496,000 and $1,630,000 and $1,792,000 and $414,000,
respectively and $4,773,000 and $1,026,000 and $3,297,000 and $760,000 for the
six months ended June 30, 2001 and 2000.

           Included in accounts receivable as of December 31, 2000 and June 30, 2001 is accounts receivable from Medicaid and Aids Drug Assistance Program approximating $711,000 and $96,000 and $779,000 and $106,000, respectively.

NOTE 6.  SUBSEQUENT EVENT

           In July 2001, Prescripticare sold SCPD for proceeds of $900,000, $600,000 payable at closing and the remainder in $100,000 installments each month for the three months following the closing.










15